UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

Amendment to April Capital Access Agreement

On June 10, 2016, Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), entered into an amendment agreement (the “Amendment”) with Regatta Select Healthcare, LLC, a Delaware limited liability company (“Regatta”), which amended that certain Capital Access Agreement, dated April 19, 2016 by and between the Company and Regatta (the “April CAA”). Under the terms of the Amendment, Regatta’s right of first offer (“ROFO”) was amended such that if the Company executes an agreement to sell any fixed price equity securities (“New Securities”) of the Company sold within 15 days of a Purchase (“Prior Purchase”) to any third party, at a lower price than the Purchase Price paid by Regatta in connection with the Prior Purchase then the Company upon each such offering of the New Securities will pay an aggregate fee to Regatta.

The foregoing description of the Amendment is not a complete description of all the terms. For a complete description of all the terms, we refer you to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

June Capital Access Agreement

On June 10, 2016, the Company, entered into a Capital Access Agreement (the “June Capital Access Agreement”) with Regatta Select Healthcare, LLC, a Delaware limited liability company (“Regatta”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Regatta is committed to purchase up to an aggregate of 3,700,000 shares (the “Purchase Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), over the 12-month term of the Capital Access Agreement. The aggregate offering amount to be issued and sold by the Company pursuant to the Capital Access Agreement shall not exceed $2.2 million.

 Beginning on the day following the date that certain closing conditions in the June Capital Access Agreement are satisfied (the “Commencement Date”), which conditions were satisfied on June 10, 2016, the Company shall have the right, but not the obligation, to direct Regatta via written notice (a “Put Notice”) to purchase up to a specific ceiling of Purchase Shares. The Company is permitted to deliver up to four Put Notices per month. The purchase price per a Purchase Share pursuant to such Put Notice (the “Purchase Price”) shall equal 83% of the lowest price of the Common Stock during the five consecutive trading days immediately following the date of such Put Notice (the “Put Date”). The number of Purchase Shares that may be purchased under each Put Notice is subject to a ceiling of the lesser of (a) $250,000 in Purchase Shares or (b) 200% of average daily volume of the shares traded on the market on which the Company’s Common Stock is traded, computed using the 10 business days prior to the Put Date multiplied by the average of the daily closing price for the 10 business days immediately preceding the Put Date. The Purchase Price is additionally subject to a floor price equal to 75% of the average closing bid price for the Common Stock for the 10 trading days prior to the Put Date (the “Floor Price”).

All shares of Common Stock will be issued pursuant to the Company’s “shelf” registration statement on Form S-3 (File No. 333-198647), previously filed with the U.S. Securities and Exchange Committee (“SEC”) on September 8, 2014, as amended on October 3, 2014, and that was declared effective by the SEC on October 28, 2014 (the “Registration Statement”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares discussed herein, nor shall there be any offer, solicitation, or sale of the shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

At any time after the Commencement Date, the June Capital Access Agreement may be terminated by the mutual written consent of the Company and Regatta. The June Capital Access Agreement shall terminate automatically upon the commencement of certain bankruptcy proceedings, on the date that the Company sells and Regatta purchases the full number of Purchase Shares, or upon the first day of the month immediately following the 12 months anniversary of the Commencement Date (the “Maturity Date”).

Net proceeds to the Company will depend on the Purchase Price and the frequency of the Company’s sales of Purchase Shares to Regatta. The Company’s delivery of Put Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the June Capital Access Agreement. The Company will use the net proceeds from the offering as described in the prospectus supplement filed in connection with the transaction.

The foregoing description of the June Capital Access Agreement is not a complete description of all the terms. For a complete description of all the terms, we refer you to the full text of the June Capital Access Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.2	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Amendment to Capital Access Agreement, dated as of June 10, 2016, by and between the Company and Regatta Select Healthcare, LLC.
10.2*	June Capital Access Agreement, dated as of June 10, 2016, by and between the Company and Regatta Select Healthcare, LLC.
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.2 hereto)

* The June Capital Access Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the June Capital Access Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the June Capital Access Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel G. Teper
Name:	Daniel G. Teper
Title:	Chief Executive Officer

Date: June 13, 2016